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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kimbell Royalty Partners, LP (the "Registration Statement") of the name Ryder Scott Company, L.P., the references to our report relating to estimates of proved reserves, future production and income attributable to certain royalty interests of Kimbell Royalty Partners, LP as of December 31, 2018, and our corresponding report letter, dated January 17, 2019. We also consent to all references to us contained in or incorporated by reference in such Registration Statement, including in the prospectus under the heading "Experts."

/s/ RYDER SCOTT COMPANY, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Denver, Colorado
March 15, 2019

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS